SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 -------------
                             LA-Z-BOY CHAIR COMPANY
            (Exact name of registrant as specified in its charter)

            Michigan                                   38-0751137
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

       1284 N. Telegraph Road, Monroe, Michigan 48161, (313) 242-1444 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            LA-Z-BOY CHAIR COMPANY
                       1993 PERFORMANCE-BASED STOCK PLAN
                           (Full title of the plan)

                                 GENE M. HARDY
                            Secretary and Treasurer
                            LA-Z-BOY Chair Company
                            1284 N. Telegraph Road
                            Monroe, Michigan  48161
                                (313) 242-1444
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 -------------
                                   Copy to:
                              KAREN A. McCOY, ESQ.
                  Miller, Canfield, Paddock and Stone, P.L.C.
                               150 West Jefferson
                            Detroit, Michigan 48226
                                 (313) 963-6420


                       CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------
                                  Proposed        Proposed
 Title of each                    maximum         maximum
   class of           Amount      offering        aggregate        Amount of
 securities to        to be       price per       offering       registration
be registered(1)    registered    share(1)        price(1)           fee
- ----------------    ----------    ---------       ---------      ------------

 Common Stock,       400,000      $26.6875     $10,675,000.00      $3,681.03
$1.00 par value       shares
- ----------------------------------------------------------------------------

     (1) Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is based upon the average high and low sales prices of the Common Stock on the New York Stock Exchange on July 19, 1994.

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                                   PART II

                   INFORMATION REQUIRED IN THE REGISTRATION
                                  STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The documents listed in (a) and (b) below are incorporated in this Registration Statement by reference. All documents subsequently filed by the registrant pursuant to Section 13(a), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

          (a) The registrant's Annual Report on Form 10-K for its fiscal year ended April 30, 1994;

          (b) The description of the registrant's common stock, $1.00 par value (the "Common Stock"), included in the registrant's Form 8-A Registration Statement dated August 5, 1987.


Item 4.  Description of Securities.

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.

     The validity of the Common Stock being registered hereunder is being passed upon for the Company by Miller, Canfield, Paddock and Stone, P.L.C., Detroit, Michigan. Rocque E. Lipford, a director of the Company, is a principal of Miller, Canfield, Paddock and Stone, P.L.C.


Item 6.  Indemnification of Directors and Officers.

     The Michigan Business Corporation Act, as amended (the "MBCA"), provides that a Michigan corporation, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), other than a Proceeding by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise (including any employee benefit plan) against expenses (including attorney fees) and judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the Proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The MBCA also provides that a Michigan corporation may indemnify any person who is or was a party or is

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threatened to be made a party to any Proceeding by or in the right of the corporation by reason of that fact that he or she is or was a director, officer, employee or agent of the corporation (or, is or was serving at the request of the corporation, in one of the other capacities described above) against expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the Proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, except that no indemnification may be made for a claim, issue, or matter in which the person has been found liable to the corporation except for any indemnification against expenses that may be ordered by the court.

     Under the MBCA, any indemnification described above, unless ordered by a court, may be made only as authorized in the specific case upon a determination (made in one of the ways described in Section 564a(1) of the MBCA) that indemnification of the pertinent party is proper because he or she has met the applicable standard of conduct and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. Section 564b of the MBCA permits a corporation to pay or reimburse the reasonable expenses incurred by a director, officer, employee or agent in advance of final disposition of a Proceeding, only if the person furnishes the corporation with a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct for indemnification and a written undertaking to repay the advance if it ultimately is determined that he or she did not meet the standard and only if a determination is made (in one of the ways described in Section 564a(1)) that the facts then known to those making the determination would not preclude indemnification under the MBCA. Section 565 of the MBCA further provides that the above-described provisions concerning indemnification and advancement of expenses are not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a corporation's articles of incorporation, its bylaws or a contractual arrangement.

     Section 2 of Article IX of the registrant's Articles of Incorporation, as amended, provides for mandatory indemnification of directors and officers and permits indemnification of other parties, as follows:

          "Section 2. Indemnification. The corporation shall indemnify any of its directors and officers and may indemnify any of its employees and agents (in each case including such person's heirs, executors, administrators and legal representatives) who are made or threatened to be made a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or serves or served at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, to the fullest extent authorized or permitted under the [Michigan Business Corporation] Act or other applicable law, as the same presently exist or may hereafter be amended, but in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than authorized or permitted before such amendment. Without limiting the generality of the foregoing, the following provisions, except to the extent they limit the indemnity which may be provided pursuant to the foregoing, shall apply:

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               2.1 -- Indemnification of Directors and Officers:  Claims by
          Third Parties. The corporation shall to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, indemnify a director or officer (the "Indemnitee") who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

               2.2 -- Indemnification of Directors and Officers: Claims Brought By or In the Right of the Corporation. The corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification right than before such amendment, indemnify a director or officer (the "Indemnitee") who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys' fees, and amounts paid in settlement incurred by the Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made under this subsection 2.2 for a claim, issue, or matter in which the Indemnitee has been found

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          liable to the corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

               2.3 -- Actions Brought by the Indemnitee. Notwithstanding the provisions of subsections 2.1 and 2.2, the corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee, unless such action, suit, proceeding or claim (or part thereof): (i) was authorized by the Board of Directors of the corporation; or (ii) was brought or made to enforce this Section 2 and the Indemnitee has been successful in such action, suit, proceeding or claim (or part thereof).

               2.4 -- Approval of Indemnification. An indemnification under subsections 2.1 or 2.2 hereof, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in subsections 2.1 or 2.2 as the case may be. This determination shall be made in any of the following ways:

                    (a) By a majority vote of a quorum of the Board consisting of directors who were not parties to the action, suit, or proceeding.

                    (b) If the quorum described in subdivision (a) is not obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than three (3) disinterested directors.

                    (c)  By independent legal counsel in a written opinion.

                    (d)  By the shareholders.

               2.5 -- Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in subsections 2.1 or 2.2 above shall be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay the expenses if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

               2.6 -- Partial Indemnification. If an Indemnitee is entitled to indemnification under subsections 2.1 or 2.2 for a portion of expenses including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

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               2.7 -- Indemnification of Employees and Agents.  Any person who is not covered by the foregoing provisions of this Section 2 and who is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the Board of Directors.

               2.8 -- Other Rights of Indemnification. The indemnification or advancement of expenses provided under subsections 2.1 through
          2.7 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or Bylaws, or an agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in subsections 2.1 through 2.7 continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

               2.9 -- Definitions. "Other enterprise" shall include employee benefit plans: "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders" as referred to in subsections 2.1 and 2.2

               2.10 -- Liability Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's status as such, regardless of whether or not the corporation would have the power to indemnify such person against such liability under the pertinent provisions of the Act.

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               2.11 -- Enforcement.  If a claim under this Section 2 is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which makes it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the corporation. Neither the failure of the corporation (including the Board of Directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the corporation (including its Board of Directors, a committee thereof, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

               2.12 -- Contract with the Corporation. The right to indemnification conferred in this Section 2 shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this
          Section 2 is in effect and any repeal or modification of this
          Section 2 shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit, proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

               2.13 -- Application to a Resulting or Surviving Corporation or Constituent Corporation. The definition for "corporation" found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Section 2. The indemnification and other obligations set forth in this Section 2 of the corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the corporation. Notwithstanding anything to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Section 2 for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the corporation.

               2.14 -- Severability. Each and every paragraph, sentence, term and provision of this Section 2 shall be considered severable in that, in the event that a court finds any paragraph,

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          sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms or provisions shall not be affected, and this Section 2 shall be construed in all respects as if such invalid or unenforceable matter had been omitted."

     Section 209(c) of the MBCA provides that the articles of incorporation of a Michigan business corporation may contain a provision providing that a director of the corporation is not personally liable to the corporation or its shareholders for monetary damages for a breach of the director's fiduciary duty, except that such a provision may not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the MBCA (relating to unauthorized dividends or distributions to shareholders and unauthorized loans); or (iv) any transaction from which the director derived an improper personal benefit. At the 1987 Annual Meeting of registrant's shareholders, the shareholders approved an amendment to registrant's Articles of Incorporation to include such a provision, as well as the above-quoted provisions of Section 2, Article IX.

     The registrant also has entered into indemnification agreements with its directors and officers under which the Company is required to maintain directors' and officers' liability insurance for their benefit or a substitute for such insurance to the extent reasonably available, or to indemnify them to the full extent of the insurance coverage which otherwise would be provided to them. These agreements contemplate indemnification broader than that expressly provided for in the MBCA, in that they contemplate, when certain conditions are met, indemnification against judgments and fines (as well as settlement costs) incurred in proceedings brought by or in the right of the Company.

     Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the registrant out of the foregoing indemnification provisions, subject to certain exclusions and to the policy limits.


Item 7.  Exemption from Registration Claimed.

     Not applicable.


Item 8.  Exhibits.

     The following exhibits are furnished with this Registration Statement:

     Exhibit No.                        Description

     (4)(a)(i) Articles of Incorporation of registrant, as amended through August 4, 1987 (filed as an exhibit to registrant's Form S-8 Registration Statement (Commission File No. 33-31502) and incorporated herein by reference)


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     (4)(a)(ii)          Amendment to Articles of Incorporation of
                         registrant, effective April 24, 1991 (filed as an exhibit to registrant's Annual Report on Form 10-K for its fiscal year ended April 25, 1992 (Commission File No. 0-5091) and incorporated herein by reference)

     (4)(b) Bylaws of registrant, as currently in effect (filed as an exhibit to registrant's Annual Report on Form 10-K for its fiscal year ended April 25, 1992 (Commission File No. 0-5091) and incorporated herein by reference)

     (4)(c) Form of certificate for Common Stock, $1.00 par value (filed as an exhibit to registrant's Form S-8 Registration Statement (Commission File No. 33-50318) and incorporated herein by reference)

     (4)(d) La-Z-Boy Chair Company 1993 Performance-Based Stock Plan (filed as Exhibit A to registrant's proxy statement dated June 25, 1993 and incorporated herein by reference)

     (5) Opinion and consent of Miller, Canfield, Paddock and Stone, P.L.C.*

     (15)                (not applicable)

     (23)(a) Consent of Miller, Canfield, Paddock and Stone, P.L.C. (contained in Exhibit (5))

     (23)(b)             Consent of Price Waterhouse*

     (24) Powers of attorney (contained in the signature pages hereto)

     (25)                (not applicable)

     (27)                (not applicable)

     (28)                (not applicable)

     (99)                (not applicable)

*Filed herewith


Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

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               (ii)  To reflect in the prospectus any facts or
          events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                               SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Michigan, on July 25, 1994.

                         LA-Z-BOY CHAIR COMPANY

                           /s/ C. T. Knabusch

                           Charles T. Knabusch
                          Chairman and President



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint Charles T. Knabusch, Frederick H. Jackson and Gene M. Hardy and each of them severally, his true and lawful attorney to execute in his or her name, place and stead, in his capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement and post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.


          Signatures                    Title                      Date


 /s/ C. T. Knabusch              Chairman and President     July 25, 1994
     Charles T. Knabusch


 /s/ Frederick H. Jackson        Vice President Finance     July 25, 1994
     Frederick H. Jackson         (principal financial
                                  officer) and Director


 /s/ Gene M. Hardy               Secretary and              July 25, 1994
     Gene M. Hardy                 Treasurer (principal
                                   accounting officer)
                                   and Director


 /s/ Warren W. Gruber            Director                   July 25, 1994
     Warren W. Gruber

 /s/ David K. Hehl               Director                   July 25, 1994
     David K. Hehl


 /s/ James W. Johnston           Director                   July 25, 1994
     James W. Johnston


 /s/ Rocque E. Lipford           Director                   July 25, 1994
     Rocque E. Lipford


 /s/ Patrick H. Norton           Director                   July 25, 1994
     Patrick H. Norton


 /s/ Edwin J. Shoemaker          Director                   July 25, 1994
     Edwin J. Shoemaker


 /s/ Lorne G. Stevens            Director                   July 25, 1994
     Lorne G. Stevens


 /s/ John F. Weaver              Director                   July 25, 1994
     John F. Weaver

                              EXHIBIT INDEX



Exhibit No.                    Description
- -----------                    -----------

                         Exhibits Filed Herewith
                         -----------------------

(5)            --   Opinion and consent of Miller, Canfield, Paddock and
                    Stone, P.L.C.

(23)(a)        --   Consent of Miller, Canfield, Paddock and Stone, P.L.C.
                    (contained in Exhibit (5))

(23)(b)        --   Consent of Price Waterhouse

(24)           --   Powers of attorney (contained in the signature pages
                    hereto)

                         Exhibits Incorporated by Reference
                         ----------------------------------

(4)(a)(i)      --   Articles of Incorporation of registrant, as amended
                    through August 4, 1987 (filed as an exhibit to registrant's Form S-8 Registration Statement
                    (Commission File No. 33-31502))

(4)(a)(ii)     --   Amendment to Articles of Incorporation of registrant,
                    effective April 24, 1991 (filed as an exhibit to registrant's Annual Report on Form 10-K for its fiscal year ended April 25, 1992 (Commission File No. 0-5091))

(4)(b)         --   Bylaws of registrant, as currently in effect (filed as
                    an exhibit to registrant's Annual Report on Form 10-K for its fiscal year ended April 25, 1992 (Commission
                    File No. 0-5091))

(4)(c)         --   Form of certificate for Common Stock, $1.00 par value
                    (filed as an exhibit to registrant's Form S-8
                    Registration Statement (Commission File No. 33-50318))

(4)(d)         --   La-Z-Boy Chair Company 1993 Performance-Based Stock Plan
                    (filed as Exhibit A to registrant's proxy statement dated June 25, 1993)

Exhibit (5)

July 26, 1994


La-Z-Boy Chair Company
1284 N. Telegraph Road
Monroe, MI  48161

Gentlemen:

     With respect to the registration statement on Form S-8 (the "Registration Statement") being filed today with the Securities and Exchange Commission by La-Z-Boy Chair Company, a Michigan corporation (the "Company"), for the purpose of registering under the Securities Act of 1933, as amended, 400,000 shares of the common stock, $1.00 par value, of the Company (the "Registered Shares") that may be acquired under and pursuant to the La-Z-Boy Chair Company 1993 Performance-Based Stock Plan (the "Plan") by Plan participants (which Registered Shares may consist of shares already issued and held in the treasury of the Company, or newly issued shares), we, as your counsel, have examined such certificates, instruments, and documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination and review, we advise you that, in our opinion:

     1.   The Registered Shares have been validly authorized.

     2. When the Registration Statement has become effective and any newly issued Registered Shares have been sold in accordance with the Plan and paid for, said newly issued Registered Shares will be validly issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,


                              MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

Exhibit (23)(b)

                      Consent Of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 2, 1994, which appears on page 17 of the 1994 Annual Report to Shareholders of La-Z-Boy Chair Company, which is incorporated by reference in La-Z-Boy Chair Company's Annual Report on Form 10-K for the year ended April 30, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-2 of such Annual Report on Form 10-K.



PRICE WATERHOUSE
Toledo, Ohio
July 22, 1994